FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


                  THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of July 31, 2000, clarifies, amends and supplements that certain Agreement and Plan of Merger, dated as of May 1, 2000, by and among COYOTE NETWORK SYSTEMS, INC., a Delaware Corporation ("Coyote"), COYOTE - GLD ACQUISITION, INC., a Florida Corporation ("Sub"), and GROUP LONG DISTANCE, INC., a Florida Corporation ("GLD") (collectively the "Parties")

                                     RECITAL

                  The Parties desire to clarify, amend and supplement the Agreement as provided below.

                                   AGREEMENTS

                  In consideration of the promises and agreements set forth herein, the parties agree as follows:

                  1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Agreement. All references to the Agreement contained in any instrument, document or agreement between the parties shall mean the Agreement as amended by this Amendment.

                  2. Amendments.

                           (a) Section 2(b)(ii) of the Agreement is hereby
amended and restated in its entirety to read as follows:

                                    (ii) If the Five Day Average for Coyote
         Common Stock is less than $6.50 per share, the number of shares of Coyote Common Stock exchanged in the Merger shall be increased to the number of shares determined by multiplying 750,000 x ($6.50 / Five Day Average). For example, if the Five Day Average is $5.00 per share, the number of shares of Coyote Common Stock in the exchange shall be 975,000 (750,000 x $6.50/$5.00).

                                    (b) Section 2(b)(iii) of the Agreement is
         hereby created to read as follows:

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                                    (iii) Notwithstanding the adjustment set
         forth in section 2(b)(i) above and except as modified by section 2(c) below, the minimum number of shares of Coyote Common Stock exchanged in the Merger shall be 562,500; provided, however, that if the closing trade price for each of the five trading days immediately prior to the Effective Time for Coyote Common Stock is less than $4.00 per share, then the Merger may be cancelled at the option of any Party in its sole discretion.

                                    (c) Section 5(g) of the Agreement is hereby
         amended by inserting the following phrase at the end of such section:
         "; provided, however, that the release of the security interest held by TALK.com shall not be required as a condition precedent to a Closing of the Merger."

                  2. Full Force and Effect. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its stated terms.

                  3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida.

                                         COYOTE NETWORK SYSTEMS, INC.


                                         BY  /s/ Timothy G. Atkinson
                                             -----------------------
                                              It's General Counsel and Secretary

                                         COYOTE-GLD ACQUISITION, INC.

                                         BY  /s/ Timothy G. Atkinson
                                             -----------------------
                                              It's General Counsel and Secretary

                                         GROUP LONG DISTANCE, INC.

                                         BY  /s/ Glenn S. Koach
                                             ------------------
                                              It's President




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